Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Innospec Inc. (the “Company”) for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick S. Williams, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ PATRICK S. WILLIAMS
Patrick S. Williams
President and Chief Executive Officer

February 13, 2014

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of this Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. §1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.